Exhibit 99.1
News Release
Pentair Reports Strong Fourth Quarter and Full Year 2024 Results
•Fourth quarter sales of $973 million; full year 2024 sales of $4.1 billion.
•Operating income in the fourth quarter increased 17 percent to $195 million reflecting ROS of 20.1 percent, an increase of 310 basis points when compared to fourth quarter 2023; on an adjusted basis, ROS expanded 370 basis points to 23.8 percent. Full year operating income increased 9 percent to $804 million reflecting ROS of 19.7 percent, an increase of 170 basis points from the prior year; on an adjusted basis, ROS expanded 270 basis points to 23.5 percent.
•Fourth quarter GAAP EPS of $0.99 and adjusted EPS of $1.08; full year 2024 GAAP EPS of $3.74 and adjusted EPS of $4.33.
•Full year net cash provided by operating activities of continuing operations was $767 million, an increase of $146 million compared to the prior year and free cash flow provided by continuing operations for the full year was $693 million, an increase of $143 million compared to full year 2023.
•The Company introduces 2025 GAAP EPS guidance of approximately $4.37 to $4.52; and adjusted EPS guidance of approximately $4.65 to $4.80.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — February 4, 2025 — Pentair plc (NYSE: PNR) today announced fourth quarter 2024 sales of $973 million. Sales were down 1 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 1 percent in the fourth quarter. Fourth quarter 2024 earnings per diluted share from continuing operations (“EPS”) were $0.99 compared to $1.25 in the fourth quarter of 2023. On an adjusted basis, the Company reported EPS of $1.08 in the fourth quarter compared to $0.87 in the fourth quarter of 2023. Adjusted operating income, reportable segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Fourth quarter 2024 operating income was $195 million, up 17 percent compared to operating income for the fourth quarter of 2023, and return on sales (“ROS”) was 20.1 percent, an increase of 310 basis points when compared to the fourth quarter of 2023. On an adjusted basis, the Company reported adjusted operating income of $231 million, up 17 percent for the fourth quarter of 2024 compared to adjusted operating income for the fourth quarter of 2023, and ROS was 23.8 percent, an increase of 370 basis points when compared to the fourth quarter of 2023.
“We delivered another transformative year in 2024 and drove strong margin expansion across our entire portfolio despite a challenging global macroeconomic and geopolitical environment. By leveraging our Transformation initiatives and 80/20, our teams produced another solid year of operational and financial performance which mitigated risk to the topline while expanding profitability. This was a direct reflection of the power of our balanced and resilient water portfolio, our focused growth strategy and strong execution,” said John L. Stauch, Pentair’s President and Chief Executive Officer. “Each of our Move, Improve and Enjoy Water segments drove record margins for another consecutive year post the nVent separation in 2018. In Flow, we continued to grow our Commercial business while evolving our go-to-market strategy within Industrial. In Water Solutions, our filtration sales delivered another year of growth, and in Pool, we returned to sales growth driven by a strong aftermarket. We ended the year with strong cash flow and a solid balance sheet. We increased our dividend by approximately 9 percent for 2025 marking the 49th consecutive year of dividend increases and reaffirming our dividend aristocrat status. I’m proud of our accomplishments across the company and how our teams have delivered for customers and shareholders in 2024.”
Full year 2024 sales were $4.1 billion. Sales were down 1 percent compared to sales last year. Excluding currency translation, acquisitions and divestitures, core sales were flat in 2024. Full year 2024 EPS from continuing operations was $3.74 compared to $3.75 in 2023. On an adjusted basis, the Company reported EPS of $4.33 for 2024 compared to $3.75 in 2023.
Full year 2024 operating income was $804 million, up 9 percent compared to operating income in 2023, and ROS was 19.7 percent, an increase of 170 basis points when compared to 2023. On an adjusted basis, the Company reported adjusted
(more)

operating income of $959 million, up 12 percent in 2024, compared to adjusted operating income in 2023, and ROS was 23.5 percent, an increase of 270 basis points when compared to 2023.
Flow sales were down 5 percent in the fourth quarter of 2024 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 5 percent in the fourth quarter. Reportable segment income of $74 million was up 13 percent compared to the fourth quarter of 2023, and ROS was 20.4 percent, an increase of 320 basis points when compared to the fourth quarter of 2023.
Flow sales were down 4 percent for the full year of 2024 compared to sales for 2023. Excluding currency translation, acquisitions and divestitures, core sales declined 4 percent in 2024. Reportable segment income of $318 million was up 13 percent compared to 2023, and ROS was 21.0 percent, an increase of 320 basis points when compared to 2023.
Water Solutions sales were down 4 percent in the fourth quarter of 2024 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 4 percent in the fourth quarter. Reportable segment income of $62 million was up 21 percent compared to the fourth quarter of 2023, and ROS was 24.1 percent, an increase of 500 basis points when compared to the fourth quarter of 2023.
Water Solutions sales were down 4 percent for the full year of 2024 compared to sales for 2023. Excluding currency translation, acquisitions and divestitures, core sales declined 4 percent in 2024. Reportable segment income of $255 million was up 3 percent compared to 2023, and ROS was 22.6 percent, an increase of 160 basis points when compared to 2023.
Pool sales were up 5 percent in the fourth quarter of 2024 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 4 percent in the fourth quarter. Reportable segment income of $119 million was up 14 percent compared to the fourth quarter of 2023, and ROS was 33.8 percent, an increase of 250 basis points when compared to the fourth quarter of 2023.
Pool sales were up 7 percent for the full year of 2024 compared to sales for 2023. Excluding currency translation, acquisitions and divestitures, core sales grew 7 percent in 2024. Reportable segment income of $476 million was up 14 percent compared to 2023, and ROS was 33.2 percent, an increase of 220 basis points when compared to 2023.
Full year net cash provided by operating activities of continuing operations was $767 million and free cash flow from continuing operations was $693 million.
Pentair paid a regular cash dividend of $0.23 per share in the fourth quarter of 2024. Pentair previously announced on December 16, 2024 that it will pay a regular quarterly cash dividend of $0.25 per share on February 7, 2025 to shareholders of record at the close of business on January 24, 2025. This $0.25 per share quarterly cash dividend reflects an approximate 9 percent increase in the Company’s regular cash dividend rate as compared to $0.23 per share per quarter in 2024 and marks the 49thconsecutive year that Pentair has increased its dividend.
During the fourth quarter, the company repurchased 0.4 million shares for $50 million. During the year ended December 31, 2024, the company repurchased 1.6 million shares for $150 million. As of December 31, 2024, we had $450 million available for share repurchases under our share repurchase authorization.

OUTLOOK
Mr. Stauch concluded, “As we look to 2025, we are focused on our mission to help the world sustainably move, improve, and enjoy water, life’s most essential resource. We expect to continue to invest in key areas across the company and execute on our Transformation initiatives and 80/20 to drive long-term growth, profitability and returns. We believe our balanced water portfolio is proving its resilience as Pool is expected to grow offsetting our Flow and Water Solutions residential end markets that remain pressured by higher interest rates. We are confident in our strategy and our ability to control what we can internally while mitigating risk from an uncertain macroeconomic and geopolitical environment near-term.”
The Company is introducing 2025 GAAP EPS guidance of approximately $4.37 to $4.52, up 17 percent to 21 percent; and on an adjusted basis of approximately $4.65 to $4.80. This is an increase of 7 percent to 11 percent compared to 2024 adjusted EPS. The Company anticipates full year 2025 sales to be approximately flat to up 2 percent on a reported basis.
In addition, the Company introduces first quarter 2025 GAAP EPS of approximately $0.93 to $0.95 and on an adjusted EPS basis of approximately $1.00 to $1.02. The Company expects first quarter sales to be down approximately 3 percent to 4 percent on a reported basis compared to first quarter 2024.

(more)

EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the Company’s fourth quarter and full year 2024 results on a conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the Company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the Company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” or “future” or words, phrases, or terms of similar substance or the negative thereof are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall global economic and business conditions impacting our business, including the strength of housing and related markets and conditions relating to international hostilities; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and Transformation Program; the impact of raw material, logistics and labor costs and other inflation; volatility in currency exchange rates and interest rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; risks associated with operating foreign businesses; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and sustainability goals and targets. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we help the world sustainably move, improve, and enjoy water, life’s most essential resource. From our residential and commercial water solutions, to industrial water management and everything in between, Pentair is a core large cap value S&P 500 equity stock focused on smart, sustainable water solutions that help our planet and people thrive.
Pentair had revenue in 2024 of approximately $4.1 billion, and trades under the ticker symbol PNR. With approximately 9,750 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit www.pentair.com.

PENTAIR CONTACTS:

Shelly Hubbard	Rebecca Osborn
Vice President, Investor Relations	Sr. Director, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: shelly.hubbard@pentair.com	Email: rebecca.osborn@pentair.com
(more)

Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$972.9	$984.6	$4,082.8	$4,104.5
Cost of goods sold	595.3	618.5	2,484.0	2,585.3
Gross profit	377.6	366.1	1,598.8	1,519.2
% of net sales	38.8%	37.2%	39.2%	37.0%
Selling, general and administrative	160.7	175.6	701.4	680.2
% of net sales	16.5%	17.8%	17.2%	16.6%
Research and development	21.8	23.5	93.6	99.8
% of net sales	2.2%	2.4%	2.3%	2.4%
Operating income	195.1	167.0	803.8	739.2
% of net sales	20.1%	17.0%	19.7%	18.0%
Other (income) expense
Other (income) expense	(4.5)	6.4	(3.7)	2.0
Net interest expense	15.2	26.6	88.6	118.3
% of net sales	1.6%	2.7%	2.2%	2.9%
Income from continuing operations before income taxes	184.4	134.0	718.9	618.9
Provision (benefit) for income taxes	18.0	(74.1)	93.3	(4.0)
Effective tax rate	9.8%	(55.3)%	13.0%	(0.6)%
Net income from continuing operations	166.4	208.1	625.6	622.9
Loss from discontinued operations, net of tax	—	(0.1)	(0.2)	(0.2)
Net income	$166.4	$208.0	$625.4	$622.7
Earnings per ordinary share
Basic
Continuing operations	$1.01	$1.26	$3.78	$3.77
Discontinued operations	—	—	—	—
Basic earnings per ordinary share	$1.01	$1.26	$3.78	$3.77
Diluted
Continuing operations	$0.99	$1.25	$3.74	$3.75
Discontinued operations	—	—	—	—
Diluted earnings per ordinary share	$0.99	$1.25	$3.74	$3.75
Weighted average ordinary shares outstanding
Basic	165.2	165.3	165.6	165.1
Diluted	166.8	166.7	167.1	166.3
Cash dividends paid per ordinary share	$0.23	$0.22	$0.92	$0.88

(more)

Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2024	December 31, 2023
In millions
Assets
Current assets
Cash and cash equivalents	$118.7	$170.3
Accounts receivable, net	565.2	561.7
Inventories	610.9	677.7
Other current assets	141.3	159.3
Total current assets	1,436.1	1,569.0
Property, plant and equipment, net	358.8	362.0
Other assets
Goodwill	3,286.6	3,274.6
Intangibles, net	1,033.8	1,042.4
Other non-current assets	331.2	315.3
Total other assets	4,651.6	4,632.3
Total assets	$6,446.5	$6,563.3
Liabilities and Equity
Current liabilities
Current maturities of short-term borrowings	$9.3	$—
Accounts payable	272.8	278.9
Employee compensation and benefits	116.2	125.4
Other current liabilities	496.8	545.3
Total current liabilities	895.1	949.6
Other liabilities
Long-term debt	1,638.7	1,988.3
Pension and other post-retirement compensation and benefits	61.6	73.6
Deferred tax liabilities	44.4	40.0
Other non-current liabilities	243.8	294.7
Total liabilities	2,883.6	3,346.2
Equity	3,562.9	3,217.1
Total liabilities and equity	$6,446.5	$6,563.3
(more)

Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Years ended December 31
In millions	2024	2023
Operating activities
Net income	$625.4	$622.7
Loss from discontinued operations, net of tax	0.2	0.2
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(1.9)	(2.8)
Depreciation	60.3	59.5
Amortization	54.3	55.3
Deferred income taxes	(11.4)	(92.5)
Share-based compensation	39.7	29.1
Asset impairment and write-offs	17.6	7.9
Pension and other post-retirement expense	0.1	12.1
Pension and other post-retirement contributions	(12.0)	(8.7)
Gain on sale of assets	—	(3.4)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	(11.2)	(24.4)
Inventories	53.6	109.6
Other current assets	14.1	(29.1)
Accounts payable	(3.7)	(75.1)
Employee compensation and benefits	(5.0)	17.2
Other current liabilities	(48.7)	(59.5)
Other non-current assets and liabilities	(4.5)	2.7
Net cash provided by operating activities of continuing operations	766.9	620.8
Net cash used for operating activities of discontinued operations	(0.2)	(1.6)
Net cash provided by operating activities	766.7	619.2
Investing activities
Capital expenditures	(74.4)	(76.0)
Proceeds from sale of property and equipment	0.6	5.6
Acquisitions, net of cash acquired	(108.0)	(0.6)
Payments upon the settlement of net investment hedges	(5.8)	(18.5)
Other	—	4.1
Net cash used for investing activities	(187.6)	(85.4)
Financing activities
Net receipts of short-term borrowings	9.3	—
Net borrowings (repayments) of revolving long-term debt	9.5	(320.0)
Repayments of long-term debt	(362.5)	(12.5)
Shares issued to employees, net of shares withheld	18.4	9.6
Repurchases of ordinary shares	(150.0)	—
Dividends paid	(152.3)	(145.2)
Payments upon the settlement of cross currency swaps	(9.1)	—
Net cash used for financing activities	(636.7)	(468.1)
Effect of exchange rate changes on cash and cash equivalents	6.0	(4.3)
Change in cash and cash equivalents	(51.6)	61.4
Cash and cash equivalents, beginning of year	170.3	108.9
Cash and cash equivalents, end of year	$118.7	$170.3

(more)

Pentair plc and Subsidiaries
Reconciliation of the GAAP Operating Activities Cash Flow to the Non-GAAP Free Cash Flow (Unaudited)

	Years ended December 31
In millions	2024	2023
Net cash provided by operating activities of continuing operations	$766.9	$620.8
Capital expenditures	(74.4)	(76.0)
Proceeds from sale of property and equipment	0.6	5.6
Free cash flow from continuing operations	$693.1	$550.4
Net cash used for operating activities of discontinued operations	(0.2)	(1.6)
Free cash flow	$692.9	$548.8

(more)

Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2024
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Flow	$384.3	$396.8	$372.2	$360.7	$1,514.0
Water Solutions	273.1	310.5	289.5	257.9	1,131.0
Pool	359.5	391.5	331.4	353.7	1,436.1
Reportable segment net sales	1,016.9	1,098.8	993.1	972.3	4,081.1
Corporate and other	0.3	0.5	0.3	0.6	1.7
Net Sales	$1,017.2	$1,099.3	$993.4	$972.9	$4,082.8
Reportable segment income (loss)
Flow	$77.3	$84.4	$82.8	$73.6	$318.1
Water Solutions	55.6	72.9	64.4	62.2	255.1
Pool	110.8	133.6	112.7	119.4	476.5
Reportable segment income	243.7	290.9	259.9	255.2	1,049.7
Corporate and other	(26.4)	(19.5)	(20.7)	(23.9)	(90.5)
Adjusted operating income	$217.3	$271.4	$239.2	$231.3	$959.2
Return on sales
Flow	20.1%	21.3%	22.2%	20.4%	21.0%
Water Solutions	20.4%	23.5%	22.2%	24.1%	22.6%
Pool	30.8%	34.1%	34.0%	33.8%	33.2%
Adjusted return on sales	21.4%	24.7%	24.1%	23.8%	23.5%

	2023
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Flow	$391.8	$411.6	$400.2	$378.5	$1,582.1
Water Solutions	272.0	336.2	299.4	269.6	1,177.2
Pool	364.3	334.3	308.8	336.2	1,343.6
Reportable segment net sales	1,028.1	1,082.1	1,008.4	984.3	4,102.9
Corporate and other	0.5	0.4	0.4	0.3	1.6
Net Sales	$1,028.6	$1,082.5	$1,008.8	$984.6	$4,104.5
Reportable segment income (loss)
Flow	$65.0	$74.8	$77.5	$65.0	$282.3
Water Solutions	52.4	74.8	68.8	51.6	247.6
Pool	116.2	105.1	90.6	105.1	417.0
Reportable segment income	233.6	254.7	236.9	221.7	946.9
Corporate and other	(22.6)	(20.5)	(24.8)	(23.9)	(91.8)
Adjusted operating income	$211.0	$234.2	$212.1	$197.8	$855.1
Return on sales
Flow	16.6%	18.2%	19.4%	17.2%	17.8%
Water Solutions	19.3%	22.2%	23.0%	19.1%	21.0%
Pool	31.9%	31.4%	29.3%	31.3%	31.0%
Adjusted return on sales	20.5%	21.6%	21.0%	20.1%	20.8%

(more)

Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2024
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$1,017.2	$1,099.3	$993.4	$972.9	$4,082.8
Operating income	180.8	248.0	179.9	195.1	803.8
Return on sales	17.8%	22.6%	18.1%	20.1%	19.7%
Adjustments:
Restructuring and other	4.6	5.9	23.4	3.1	37.0
Transformation costs	17.0	11.8	12.6	10.7	52.1
Intangible amortization	13.5	13.4	13.5	13.9	54.3
Legal accrual adjustments and settlements	(0.3)	(7.9)	0.7	—	(7.5)
Asset impairment and write-offs	0.8	—	8.5	8.3	17.6
Equity income of unconsolidated subsidiaries	0.9	0.2	0.6	0.2	1.9
Adjusted operating income	217.3	271.4	239.2	231.3	959.2
Adjusted return on sales	21.4%	24.7%	24.1%	23.8%	23.5%
Net income from continuing operations—as reported	133.5	186.1	139.6	166.4	625.6
Pension and other post-retirement mark-to-market gain	—	—	—	(5.3)	(5.3)
Other (income) expense	—	—	(0.5)	0.1	(0.4)
Adjustments to operating income	35.6	23.2	58.7	36.0	153.5
Income tax adjustments	(11.3)	(5.4)	(15.4)	(17.6)	(49.7)
Net income from continuing operations—as adjusted	$157.8	$203.9	$182.4	$179.6	$723.7
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.80	$1.11	$0.84	$0.99	$3.74
Adjustments	0.14	0.11	0.25	0.09	0.59
Diluted earnings per ordinary share—as adjusted	$0.94	$1.22	$1.09	$1.08	$4.33
(more)

Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2025
Excluding the Effect of Adjustments (Unaudited)

	Forecast
In millions, except per-share data	First Quarter		Full Year
Net sales	approx	Down 3% - 4%	approx	Flat - Up 2%
Operating income	approx	Up 16% - 18%	approx	Up 19% - 23%
Adjustments:
Intangible amortization	approx	$14	approx	$55
Equity income of unconsolidated subsidiaries	approx	1	approx	4
Adjusted operating income	approx	Up 3% - 5%	approx	Up 6% - 9%

Net income from continuing operations—as reported	approx	$155 - $158	approx	$726 - $751
Adjustments to operating income	approx	14	approx	55
Income tax adjustments	approx	(2)	approx	(9)
Net income from continuing operations—as adjusted	approx	$167 - $170	approx	$772 - $797
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	approx	$0.93 - $0.95	approx	$4.37 - $4.52
Adjustments	approx	0.07	approx	0.28
Diluted earnings per ordinary share—as adjusted	approx	$1.00 - $1.02	approx	$4.65 - $4.80
(more)

Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter and Year Ended December 31, 2024 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	(1.2)%	(0.1)%	0.1%	(1.2)%	(0.4)%	—%	(0.1)%	(0.5)%
Flow	(4.5)%	(0.2)%	—%	(4.7)%	(4.3)%	—%	—%	(4.3)%
Water Solutions	(3.8)%	0.1%	(0.6)%	(4.3)%	(3.6)%	(0.2)%	(0.1)%	(3.9)%
Pool	4.5%	—%	0.7%	5.2%	7.0%	0.1%	(0.2)%	6.9%

(more)

Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2023
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$1,028.6	$1,082.5	$1,008.8	$984.6	$4,104.5
Operating income	183.6	208.5	180.1	167.0	739.2
Return on sales	17.8%	19.3%	17.9%	17.0%	18.0%
Adjustments:
Restructuring and other	2.9	0.6	1.6	(1.7)	3.4
Transformation costs	8.5	6.0	13.5	16.3	44.3
Intangible amortization	13.8	13.9	13.8	13.8	55.3
Legal accrual adjustments and settlements	(1.9)	4.1	—	—	2.2
Asset impairment and write-offs	3.9	0.5	1.8	1.7	7.9
Equity income of unconsolidated subsidiaries	0.2	0.6	1.3	0.7	2.8
Adjusted operating income	211.0	234.2	212.1	197.8	855.1
Adjusted return on sales	20.5%	21.6%	21.0%	20.1%	20.8%
Net income from continuing operations—as reported	128.5	154.2	132.1	208.1	622.9
Pension and other post-retirement mark-to-market loss	—	—	—	6.1	6.1
Other income	—	(5.1)	—	—	(5.1)
Adjustments to operating income	27.2	25.1	30.7	30.1	113.1
Income tax adjustments (1)	(4.6)	(3.1)	(6.6)	(98.5)	(112.8)
Net income from continuing operations—as adjusted	$151.1	$171.1	$156.2	$145.8	$624.2
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.78	$0.93	$0.79	$1.25	$3.75
Adjustments	0.13	0.10	0.15	(0.38)	—
Diluted earnings per ordinary share—as adjusted	$0.91	$1.03	$0.94	$0.87	$3.75
(1) Income tax adjustments in the fourth quarter include $74.3 million resulting from favorable impacts of worthless stock deductions related to exiting certain businesses in our Water Solutions segment and favorable discrete items primarily related to the recognition of deferred tax assets.